UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2025

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

As previously disclosed, on December 22, 2024, Nordstrom, Inc., a Washington corporation (“Nordstrom”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Norse Holdings, Inc., a Delaware corporation (“Parent”), and Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent.

On April 10, 2025, Nordstrom filed its definitive proxy statement on Schedule 14A (as it may be supplemented from time to time, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s special meeting of shareholders (the “Special Meeting”) to be held in connection with transactions contemplated by the Merger Agreement. The Special Meeting is scheduled to be held on May 16, 2025 at 9:00 AM Pacific Time.

Explanatory Note

As previously disclosed in the Definitive Proxy Statement, on March 31, 2025, a Nordstrom shareholder filed a purported class action complaint relating to the Merger in the United States District Court for the Western District of Washington against Nordstrom, Parent, Acquisition Sub, Liverpool, and the members of the Nordstrom Board, which is captioned Gilbert v. Nordstrom, Inc. et al., No. 2:25-cv-00568 (W.D. Wash. Mar. 31, 2025) (the “Gilbert Complaint”). Additional information about the legal proceedings related to the Gilbert Complaint are set forth below under the heading “Litigation Relating to the Merger.”

Additionally, Nordstrom has received 15 letters (the “Shareholder Letters”) from certain purported shareholders of Nordstrom claiming certain allegedly material omissions in the Definitive Proxy Statement. Nordstrom believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable law. However, to avoid the risks and uncertainties inherent in litigation and the risk that lawsuits may delay or otherwise adversely affect the consummation of the proposed Merger and to minimize the expense of defending such actions, Nordstrom wishes to make supplemental disclosures related to the proposed Merger, which are set forth below under the heading “Supplementary Disclosures,” in response to the Shareholder Letters. Nothing in such supplemental disclosures shall be deemed an admission of liability or the legal necessity or materiality under applicable law of any of the disclosures set forth therein.

All paragraph headings and page references used herein refer to the headings and pages in the Definitive Proxy Statement before any additions or deletions resulting from the supplementary disclosures set forth herein or any other amendments or supplements, and certain capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. The supplemental information is identified below by bold underlined text. ~~Stricken-through~~ shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. Except as described herein, the information provided in the Definitive Proxy Statement continues to apply. To the extent that information herein differs from or conflicts with information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement.

Litigation Relating to the Merger

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Litigation Relating to the Merger” is hereby amended and supplemented by making the following changes on pages 125-126 of the Definitive Proxy Statement:

On March 31, 2025, a Nordstrom shareholder filed a purported class action complaint relating to the Merger in the United States District Court for the Western District of Washington (the “Court”) against Nordstrom, Parent, Acquisition Sub, Liverpool, and the members of the Nordstrom Board, which is captioned Gilbert v. Nordstrom, Inc. et al., No. 2:25-cv-00568 (W.D. Wash. Mar. 31, 2025) (the “Gilbert Complaint”).

The Gilbert Complaint seeks (i) a declaratory judgment that the Merger violates the Washington Moratorium Statute because the Merger Proposal is not conditioned on the approval of holders of two-thirds of Nordstrom’s outstanding shares excluding the shares owned by the Parent Parties, (ii) an injunction preventing consummation of the Merger unless and until the Merger Proposal is approved by holders of two-thirds of Nordstrom’s outstanding shares excluding the shares owned by the Parent Parties, (iii) findings that the members of the Board, Parent, Acquisition Sub, and Liverpool breached their fiduciary duties in connection with the Merger, which the Gilbert Complaint alleges was unfair, and (iv) an award of damages and other relief.

On April 4, 2025, the plaintiff filed an Ex Parte Motion to Expedite Briefing for Expedited Discovery, seeking a court order requiring Nordstrom and other defendants to produce documents and respond to interrogatories in response to the plaintiff’s discovery materials. Nordstrom and the named independent directors filed a brief in opposition to the plaintiff’ motion on April 9, 2025, asking the court to deny the plaintiff’s Ex Parte Motion for Expedited Discovery. Also on April 9, 2025, defendants Parent, Acquisition Sub, Erik B. Nordstrom, and Peter E. Nordstrom filed a brief joining in the arguments made by Nordstrom and the independent directors in their opposition to the plaintiff’s motion. On April 10, 2025, the plaintiff filed a reply brief in support of his Ex Parte Motion for Expedited Discovery. On April 11, 2025, the Court denied the plaintiff’s motion for expedited discovery.

In that same April 11, 2025 Order denying the plaintiff's motion for expedited discovery, the Court set a briefing schedule should the plaintiff seek to file a motion for preliminary injunction. On April 18, consistent with the Court's scheduling order, the plaintiff filed his Motion for Preliminary Injunction. In his motion, the plaintiff requested that the Court (i) delay the May 16, 2025 shareholder vote on the Merger until 20 days after Nordstrom issues additional proxy disclosures stating that the Merger requires approval by two-thirds of unaffiliated shareholders; and (ii) prohibit the Merger from closing if that two-thirds approval is not reached.

On April 25, 2025, Nordstrom and the independent directors filed their Opposition to the Plaintiff’s Motion for Preliminary Injunction. Also on April 25, Parent, Acquisition Sub, Liverpool, Erik B. Nordstrom, and Peter E. Nordstrom filed a separate brief opposing the plaintiff’s Motion for Preliminary Injunction. In connection with the briefs filed by the defendants, Eric Sprunk, the Chair of the Special Committee, Erik B. Nordstrom, a member of the Family Group, and Graciano F. Guichard González, the Chairman of the Board of Liverpool, gave declarations (the “Declarations”), which are attached hereto (without exhibits) as Exhibits 99.1, 99.2, and 99.3, respectively, and incorporated herein by reference. Nordstrom wishes to file the Declarations on this Form 8-K to provide shareholders directly with the same information that was provided to the court. The filing of the Declarations shall not be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth therein.

On May 6, 2025, the Court entered an Order Denying Plaintiff’s Motion for Preliminary Injunction.

The filings related to the foregoing legal proceedings are available on the Court’s docket.

Nordstrom intends to vigorously defend against the Gilbert Complaint. Additional lawsuits arising out of the Merger may be filed in the future. We cannot assure you as to the outcome of such lawsuits or the Gilbert Complaint.

Supplementary Disclosures

SPECIAL FACTORS

Opinion of Morgan Stanley & Co. LLC to the Special Committee

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC to the Special Committee—Public Trading Comparables Analysis (December Projections)” is hereby amended and supplemented by making the following changes to the third paragraph of such section beginning on page 73 of the Definitive Proxy Statement:

The AV / CY2024E Adj. EBITDA and AV / CY2025E Adj. EBITDA multiples for Macy’s, Inc. were calculated as of December 8, 2023 (the last unaffected date for Macy’s, Inc.’s share price before news of investor interest in an acquisition of Macy’s, Inc.). Based on the analysis of the relevant metrics for Nordstrom and each of the comparable companies, Morgan Stanley selected a representative range of financial multiples for calendar years 2024 and 2025 of 3.5x to 5.0x and applied this range of multiples to Nordstrom’s estimated adjusted earnings before interest, taxes, depreciation and amortization of intangible assets and amortization of developer reimbursements (“Company Adj. EBITDA”) for fiscal years 2024 and 2025 as set forth in the December Projections, which is referred to in this proxy statement as “FY2024E Company Adj. EBITDA” for fiscal year 2024, and “FY2025E Company Adj. EBITDA” for fiscal year 2025. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) of approximately 174.9 million as of December 20, 2024 and net debt of approximately $2,292 million, ~~which took into account~~ less the $280 million of publicly disclosed cash received by Nordstrom in the fourth quarter of fiscal year 2024 in connection with the amended program agreement with TD Bank USA, N.A., each as provided by Nordstrom’s management, Morgan Stanley estimated the implied value per share of Nordstrom Common Stock as of December 20, 2024, rounded to the nearest $0.25, as follows:

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC to the Special Committee—Discounted Equity Value Analysis (December Projections)” is hereby amended and supplemented by making the following changes to the second and third paragraphs of such section beginning on page 74 of the Definitive Proxy Statement:

To calculate the estimated implied values per share of Nordstrom Common Stock, Morgan Stanley utilized Company Adj. EBITDA for fiscal year 2026 based on the December Projections. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of AVs to next twelve-month Adj. EBITDA (“NTM Adj. EBITDA”) multiples (“AV / NTM Adj. EBITDA”) of 3.5x to 5.0x to Nordstrom’s NTM Adj. EBITDA (“Company NTM Adj. EBITDA”) estimate reflecting fiscal year 2026 based on the December Projections in order to calculate a range of undiscounted future fully diluted AVs. Morgan Stanley then deducted from such range Nordstrom’s future net debt of approximately $1,441 million, based on the December Projections, to calculate a range of undiscounted future fully diluted equity values of Nordstrom and added the future value of cumulative dividends.

Morgan Stanley then discounted the resulting future fully diluted equity values to October 31, 2024, at a discount rate of 14.5%, which was selected by Morgan Stanley based on its experience and professional judgment and based on Nordstrom’s estimated cost of equity, estimated using the capital asset pricing model method. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) of approximately 174.9 million as of December 20, 2024, as provided by Nordstrom’s management, Morgan Stanley calculated a range of estimated implied values per share of Nordstrom Common Stock. The results of this analysis are listed below rounded to the nearest $0.25:

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC to the Special Committee—Discounted Cash Flow Analysis (December Projections)” is hereby amended and supplemented by making the following changes to the third paragraph of such section beginning on page 74 of the Definitive Proxy Statement:

Morgan Stanley then adjusted the resulting range of aggregate values by deducting net debt of approximately $2,292 million, as provided by Nordstrom’s management. To calculate the range of estimated implied values per share of Nordstrom Common Stock, Morgan Stanley divided the resulting range of equity values by Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) of approximately 174.9 million as of December 20, 2024, as provided by Nordstrom’s management. The results of this analysis are listed below rounded to the nearest $0.25:

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC to the Special Committee—Equity Research Analyst Price Targets” is hereby amended and supplemented by making the following changes to the first paragraph of such section beginning on page 75 of the Definitive Proxy Statement:

Morgan Stanley reviewed and analyzed select future public market trading price targets for Nordstrom Common Stock, prepared and published by equity research analysts as of December 20, 2024. These targets reflect each analyst’s undiscounted estimate of the future public market trading price of Nordstrom Common Stock. The range of equity analyst price targets for Nordstrom was $14.50 to $26.00 per share, with a median and mean price target per share of $23.00 and $22.65, respectively. Morgan Stanley, based on its professional judgment and experience, did not include in its analysis an analyst price target of $38.50 or brokers with revised price targets based on transaction-related news. Morgan Stanley then discounted the range of analyst price targets per share for Nordstrom Common Stock at a discount rate of 14.5%, which was the discount rate selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect Nordstrom’s cost of equity, estimated using the capital asset pricing model method, to arrive at a range of $12.75 to $22.75 per share, rounded to the nearest $0.25, with a median and mean price target per share of $20.09 and $19.79, respectively.

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC to the Special Committee—Public Trading Comparables Analysis (Street Projections)” is hereby amended and supplemented by making the following changes to the second paragraph of such section beginning on page 75 of the Definitive Proxy Statement:

Based on the analysis of the relevant metrics for Nordstrom and each of the comparable companies, Morgan Stanley selected a representative range of financial multiples, for calendar years 2024 and 2025 of 3.5x to 5.0x and applied this range of multiples to Company Adj. EBITDA for fiscal years 2024 and 2025 as set forth in the Street Projections. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) of approximately 174.9 million as of December 20, 2024, and net debt of approximately $2,292 million, ~~which took into account~~ less the $280 million of publicly disclosed cash received by Nordstrom in the fourth quarter of fiscal year 2024, in connection with the amended program agreement with TD Bank USA, N.A., each as provided by Nordstrom’s management, Morgan Stanley estimated the implied value per share of Nordstrom Common Stock as of December 20, 2024, rounded to the nearest $0.25, as follows:

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC to the Special Committee—Discounted Equity Value Analysis (Street Projections)” is hereby amended and supplemented by making the following changes to the second and third paragraphs of such section beginning on page 76 of the Definitive Proxy Statement:

To calculate the estimated implied values per share of Nordstrom Common Stock, Morgan Stanley utilized Company Adj. EBITDA for fiscal year 2026 based on the Street Projections. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of AV to NTM Adj. EBITDA multiples of 3.5x to 5.0x to Company NTM Adj. EBITDA estimate reflecting fiscal year 2026 based on the Street Projections in order to calculate a range of undiscounted future fully diluted AVs. Morgan Stanley then deducted from such range Nordstrom’s future net debt of approximately $1,174 million, based on the Street Projections, to calculate a range of undiscounted future fully diluted equity values of Nordstrom and added the future value of cumulative dividends.

Morgan Stanley then discounted the resulting future fully diluted equity values to October 31, 2024, at a discount rate of 14.5%, which was selected by Morgan Stanley based on its experience and professional judgment and based on Nordstrom’s estimated cost of equity, estimated using the capital asset pricing model method. Based on Nordstrom’s number of fully diluted shares outstanding (determined using the treasury stock method) of approximately 174.9 million as of December 20, 2024, as provided by Nordstrom’s management, Morgan Stanley calculated a range of estimated implied values per share of Nordstrom Common Stock. The results of this analysis are listed below rounded to the nearest $0.25:

Opinion of Centerview Partners LLC to the Special Committee

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Centerview Partners LLC to the Special Committee—Selected Public Comparable Company Analysis to the Special Committee” is hereby amended and supplemented by making the following changes to the fourth paragraph of such section beginning on page 83 of the Definitive Proxy Statement:

Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, related to, among other things, differences in the business, financial and operating characteristics, and prospects of Nordstrom and the companies included in the selected public company analysis, Centerview selected a reference range of AV to Adj. EBITDA multiples of 4.0x to 5.0x for fiscal years 2024 and 2025. Centerview applied this reference range of multiples to Nordstrom’s estimated adjusted earnings before interest, taxes, depreciation and amortization of intangible assets and amortization of developer reimbursements (“Company Adj. EBITDA”) for fiscal years 2024 and 2025 as set forth in the December Projections and then deducted Nordstrom’s net debt of approximately $2,292 million, ~~as of November 2, 2024, which took into account~~ less the $280 million of publicly disclosed cash received by Nordstrom in the fourth quarter of fiscal year 2024, in connection with the amended program agreement with TD Bank USA, N.A., as provided by the management of Nordstrom, and as included in the Internal Data. Centerview divided the results of the foregoing calculations by Nordstrom’s number of fully-diluted outstanding shares of Nordstrom Common Stock (determined using the treasury stock method and based on the Internal Data) of approximately 174.9 million as of December 20, 2024. This analysis resulted in a range of estimated implied values per share for Nordstrom Common Stock of $14.60 to $21.05, rounded to the nearest $0.05, for fiscal year 2024. The analysis resulted in a range of estimated implied values per share for Nordstrom Common Stock of $17.75 to $25.00, rounded to the nearest $0.05, for fiscal year 2025. Centerview then compared the results of the above analysis to the Merger Consideration of $24.25 per share to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement.

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Centerview Partners LLC to the Special Committee — Discounted Cash Flow Analysis” is hereby amended and supplemented by making the following changes to the second paragraph of such section beginning on page 83 of the Definitive Proxy Statement:

In performing this analysis, Centerview calculated a range of equity values for Nordstrom Common Stock by (a) discounting to present value, as of Nordstrom’s third fiscal quarter balance sheet date of November 2, 2024, using discount rates ranging from 11% to 13% (reflecting Centerview’s analysis of Nordstrom’s weighted average cost of capital determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience), and the mid-year convention: (i) the forecasted unlevered free cash flows of Nordstrom over the period beginning on November 3, 2024 and ending on February 3, 2029, utilized by Centerview based on the December Projections, and (ii) a range of implied terminal values of Nordstrom, calculated by Centerview by applying perpetuity growth rates between 1.5% to 2.5%, and (b) subtracting from the foregoing results Nordstrom’s net debt of approximately $2,292 million, ~~as of November 2, 2024~~, as set forth in the Internal Data. Centerview divided the result of the foregoing calculations by the number of fully-diluted outstanding shares of Nordstrom Common Stock (determined using the treasury stock method and based on the Internal Data) of approximately 174.9 million as of December 20, 2024. This resulted in a range of estimated implied values per share for Nordstrom Common Stock of approximately $21.00 to $30.80, rounded to the nearest $0.10. Centerview then compared the results of the above analysis to the Merger Consideration of $24.25 per share to be paid to the holders of shares of Nordstrom Common Stock (other than the excluded shares described in Centerview’s opinion) pursuant to the Merger Agreement.

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Opinion of Centerview Partners LLC to the Special Committee — Other Factors” is hereby amended and supplemented by making the following changes to the second bullet of such section beginning on page 84 of the Definitive Proxy Statement:

Analyst Price Target Analysis. Centerview reviewed stock price targets for Nordstrom Common Stock in Wall Street research analyst reports publicly available as of December 20, 2024 (the last trading day before the public announcement of the transactions contemplated by the Merger Agreement and delivery of Centerview’s opinion), which indicated low and high price targets ranging from $14.50 to $26.00 per share, rounded to the nearest $0.05, with a median and mean price target per share of $23.00 and $22.65, respectively. Centerview, based on its experience and professional judgment, did not include in its analysis an analyst price target of $38.50 or brokers with revised price targets based on transaction-related news.

Unaudited Prospective Financial Information

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Unaudited Prospective Financial Information—2023 Projections” is hereby amended and supplemented by making the following changes to the second paragraph of such section beginning on page 101 of the Definitive Proxy Statement:

Although the information in the 2023 Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Nordstrom management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Nordstrom’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Nordstrom’s control. The 2023 Projections include the following assumptions and estimates, among others:

•	Net sales growth rates ranging from 1% to 3% annually;

•	Credit card revenues as a rate of sales ranging from 3.3% to 3.4%;

•	Opening 20 new Nordstrom Rack Stores in 2024 and 25 new Nordstrom Rack Stores in both 2025 and 2026;

•	Gross margin ~~improvement~~ improving from 43.7% in 2024 to 44.4% in 2026, driven by inventory management, shrink and Nordstrom Product Group penetration;

•	Variable ~~expenses held steady~~ expense holding at 18.4% from 2024 through 2026, driven by supply chain and radio frequency identification (RFID) efficiencies;

•	Fixed expense leverage of 20 basis points held steady from 2024 to 2026;

•	Capital expenditures reflecting investments at 3% to 4% of sales to fuel Nordstrom Rack store expansion while maintaining focus on digital and supply chain enablement; and

•	Extrapolation of fiscal years 2027 and 2028 from fiscal year 2026.

The disclosure under the section of the Definitive Proxy Statement captioned “Special Factors—Unaudited Prospective Financial Information—August 2024 Projections” is hereby amended and supplemented by making the following changes to the second paragraph of the section beginning on page 102 of the Definitive Proxy Statement:

Although the information in the August Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Nordstrom management with respect to industry performance, general business, economic, regulatory, market and financial conditions, and other future events, as well as matters specific to Nordstrom’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Nordstrom’s control. The August Projections include the same assumptions and estimates as the 2023 Projections, except for the following, among others:

•	Changes to 2024 based on actual results through the second fiscal quarter and projected results for the third and fourth fiscal quarter of 2024;

•	Increased net sales growth rates to 4% in fiscal years 2027 and 2028, driven by the compounding impact of new Nordstrom Rack stores;

•	Credit card revenues as a rate of sales ranging from 3.2% to 3.3%, which is a slight reduction from the 2023 Projections to reflect macro pressures and 2024 actuals;

•	Opening 23 new stores in fiscal year 2024 and 25 new Nordstrom Rack Stores per year from fiscal year 2025 through fiscal year 2028;

•	Improvement in EBIT margin in fiscal years 2027 and 2028 primarily driven by sales leverage;

•	Lower D&A due to reduced capex and write offs causing improvement in EBIT in fiscal years 2027 and 2028 and EBITDA reduced or held flat to the 2023 Projections; and

•	Capital expenditures reflecting investments at approximately 3% of sales, reflecting reduced technology spend.

Important Additional Information and Where To Find It

In connection with the proposed Merger, Nordstrom has filed with the SEC the Definitive Proxy Statement on Schedule 14A. Nordstrom and the Parent Filing Parties (as defined in the Schedule 13E-3) have filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. Nordstrom may also file other documents with the SEC regarding the proposed Merger. This document is not a substitute for the Definitive Proxy Statement, the Schedule 13E-3 or any other document which Nordstrom has filed or may file with the SEC. The Definitive Proxy Statement, Schedule 13E-3 and proxy card have been mailed to Nordstrom’s shareholders of record as of the close of business on April 7, 2025. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain free copies of the Definitive Proxy Statement, Schedule 13E-3, any amendments or supplements thereto and other documents containing important information about Nordstrom, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, shareholders of Nordstrom may obtain free copies of such documents by accessing the Investor Relations portion of Nordstrom’s website at https://nordstrom.gcs-web.com/financial-information/sec-filings.

Participants in the Solicitation

Nordstrom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Nordstrom’s shareholders with respect to the proposed Merger. Information about Nordstrom’s directors and executive officers and their ownership of Nordstrom’s common stock is set forth in the Definitive Proxy Statement and Nordstrom’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 filed with the SEC on March 21, 2025. To the extent that such individual’s holdings of Nordstrom’s common stock have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the identity of the potential participants, and their direct or indirect interests in the proposed Merger, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other materials to be filed with SEC in connection with the proposed Merger. Free copies of these materials may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

These Definitive Additional Materials, the documents to which Nordstrom refers you in these Definitive Additional Materials and information included in oral statements or other written statements made or to be made by Nordstrom or on Nordstrom’s behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation statements relating to the completion of the Merger. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “future,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “target,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature, but the absence of these words does not mean that the statement is not forward-looking. Nordstrom’s shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Forward-looking statements reflect Nordstrom’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Nordstrom undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law. These risks and uncertainties include, but are not limited to, the risks detailed in Nordstrom’s filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in these Definitive Additional Materials, and the following factors:

•	uncertainties related to the consummation of the Merger;

•	the fact that the Special Dividend is contingent upon conditions set forth in the Merger Agreement, and may not be paid;

•	our ability to complete the Merger, if at all, on the anticipated terms and timing, including obtaining the Requisite Shareholder Approvals and regulatory approvals, the absence of a Below Investment Grade Rating Event and the satisfaction of other conditions to the completion of the Merger;

•	unanticipated difficulties or expenditures relating to the Merger;

•	our obligation to pay a termination fee under certain circumstances if the Merger is terminated;

•	the effect of the announcement or pendency of the Merger on the plans, business relationships, operating results and operations of Nordstrom;

•	uncertainties about the pendency of the Merger and the effect of the Merger on employees, customers and other third parties who deal with Nordstrom;

•	the impact of certain interim covenants that we are subject to under the Merger Agreement;

•	provisions in the Merger Agreement that limit our ability to pursue alternatives to the Merger, which might discourage a third party that has an interest in acquiring all or a significant part of Nordstrom from considering or proposing that acquisition;

•	the fact that if Parent is required to pay a reverse termination fee in accordance with the Merger Agreement, the Family Guarantors may be required to and Liverpool may opt to sell substantial amounts of their shares of Nordstrom Common Stock in order to satisfy their ratable portion of the reverse termination fee liabilities, which could adversely impact the trading price of Nordstrom’s Common Stock;

•	the fact that we and our directors and officers may be subject to lawsuits relating to the Merger;

•	the outcome of any lawsuits, regulatory proceedings or enforcement matters that may be instituted against Nordstrom, the Parent Parties or others relating to the Merger Agreement;

•	the substantial transaction-related costs we will continue to incur in connection with the Merger;

•	our efforts to complete the Merger could disrupt our relationships with third parties and employees, divert management’s attention, or result in negative publicity or legal proceedings;

•	the inability of shareholders (excluding the Family Group and Liverpool) to participate in any further upside of Nordstrom’s business if the Merger is consummated;

•	our ability to retain and hire key personnel;

•	competitive responses to the Merger;

•	continued availability of capital and financing and rating agency actions;

•	risks regarding the failure to obtain the necessary financing or have a sufficient amount of cash on hand to complete the Merger or pay the full amount of the Special Dividend;

•	the impact of a potential Below Investment Grade Rating Event;

•	legislative, regulatory and economic developments affecting our business;

•	general economic and market developments and conditions;

•	unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as our response to any of the aforementioned factors;

•	the fact that the receipt of cash in exchange for shares of Nordstrom Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes; and

•	the risk that Nordstrom’s stock price may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not consummated.

Consequently, all of the forward-looking statements that Nordstrom makes in this these Definitive Additional Materials are qualified by the information contained or incorporated by reference in these Definitive Additional Materials, including: (1) the information contained under this caption, and (2) information in Nordstrom’s most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on our financial condition, results of operations, credit rating or liquidity.

The forward-looking statements in these Definitive Additional Materials are based upon information available to us as of the date of these Definitive Additional Materials, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read these Definitive Additional Materials and the documents that we reference and have filed as exhibits to these Definitive Additional Materials with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of these Definitive Additional Materials. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in these Definitive Additional Materials, whether as a result of any new information, future events or otherwise. Nordstrom’s shareholders are advised to consult any future disclosures that Nordstrom makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Declaration of Eric Sprunk in Support of Nordstrom and the Independent Directors’ Opposition to Plaintiff’s Motion for Preliminary Injunction
99.2	Declaration of Erik B. Nordstrom in Support of Buyer Defendants’ Opposition to Plaintiff’s Motion for Preliminary Injunction
99.3	Declaration of Graciano F. Guichard González in Support of El Puerto de Liverpool S.A.B. de C.V.’s Opposition to Plaintiff’s Motion for Preliminary Injunction
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: May 9, 2025